Exhibit 10.5
Execution Version
INTERCREDITOR AGREEMENT
     Intercreditor Agreement (this “Agreement”) dated as of May 18, 2011 among Bank of America, N.A., as Collateral Agent (in such capacity, with its successors and assigns, the “First Priority Representative”) for the First Priority Secured Parties (as defined below), Deutsche Bank Trust Company Americas, as Trustee and Collateral Agent (in such capacities, with its successors and assigns, the “Second Priority Representative”) for the Second Priority Secured Parties (as defined below) and MoneyGram Payment Systems Worldwide, Inc., a Delaware corporation, as borrower (the “Borrower”).
     WHEREAS, the Borrower, MoneyGram International, Inc. (“Holdco”), the First Priority Representative and certain financial institutions are parties to a $540,000,000 Credit Agreement dated as of May 18, 2011 (as in effect on the date hereof, the “Existing First Priority Agreement”), pursuant to which such financial institutions have agreed to make loans and extend other financial accommodations to the Borrower; and
     WHEREAS, the Borrower, the Guarantors and the Second Priority Representative are parties to an Indenture dated as of dated as of March 25, 2008 (as amended through the first, second and third supplemental indentures thereto, the “Existing Second Priority Agreement”), pursuant to which certain financial institutions are the holders of secured notes; and
     WHEREAS, the Borrower and the other Loan Parties have agreed to (a) grant to the First Priority Representative security interests in the Common Collateral as security for payment and performance of the First Priority Obligations, and (b) grant to the Second Priority Representative junior security interests in the Common Collateral as security for payment and performance of the Second Priority Obligations; and
     NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the existence and sufficiency of which is expressly recognized by all of the parties hereto, the parties agree as follows:
ARTICLE 1
Definitions
     Section 1.01. Definitions. The following terms, as used herein, have the following meanings:
     “Affiliate” means, with respect to any Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. For purpose of this definition, “control” means the possession of either (a) the power to vote, or the Beneficial Ownership of, 10% or more of the voting stock of such Person or (b) the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise; provided, that, in no event shall GSMP and their subsidiaries and other Persons engaged primarily in the investment of mezzanine securities that directly or indirectly are controlled by, or under common control with, the same investment adviser as GSMP (“GS Mezzanine Entities”) by virtue of their affiliation with affiliates other than GS Mezzanine Entities be deemed to control Holdco or any of its Subsidiaries).
     “Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. §101 et seq.), as amended from time to time.
     “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act.
     “Business Day” means any calendar day other than a Legal Holiday.
     “Common Collateral” means all assets that are both First Priority Collateral and Second Priority Collateral.
     “Enforcement Action” means, with respect to the First Priority Obligations or the Second Priority Obligations, the exercise of any rights and remedies with respect to any Common Collateral securing such obligations or the commencement or prosecution of enforcement of any of the rights and remedies under, as applicable, the First Priority Documents or the Second Priority Documents, or applicable law, including without limitation the exercise of any rights of set off or recoupment and any rights of a judgment creditor with respect to any Common Collateral, and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.
     “Existing First Priority Agreement” has the meaning set forth in the first WHEREAS clause of this Agreement.
     “Existing Second Priority Agreement” has the meaning set forth in the second WHEREAS clause of this Agreement.
     “First Priority Agreement” means (i) the Existing First Priority Agreement, as amended, supplemented, restated, amended and restated or otherwise modified from time to time, and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance, refund or restate in whole or in part the indebtedness and other obligations outstanding under the Existing First Priority Agreement or any other agreement or instrument referred to in this clause (ii), including any DIP Financing agreement, unless such agreement or instrument expressly provides that it is not intended to be and is not a First Priority Agreement hereunder. Any reference to the First Priority Agreement hereunder shall be deemed a reference to any First Priority Agreement then extant.
     “First Priority Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any First Priority Secured Party as security for any First Priority Obligation.
     “First Priority Documents” means the First Priority Agreement or any other document executed in connection therewith granting any interest in or rights to the First Priority Representative or the First Priority Lenders in and to the First Priority Collateral.

     “First Priority Lenders” means the “Lenders” as defined in the First Priority Agreement, or any Persons that are designated under the First Priority Agreement as the “First Priority Lenders” for purposes of this Agreement.
     “First Priority Lien” means any Lien created by the First Priority Security Documents.
     “First Priority Obligations” means (i) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all loans made pursuant to the First Priority Agreement, (ii) all reimbursement obligations (if any) and interest thereon (including without limitation any Post-Petition Interest) with respect to any letter of credit or similar instruments issued pursuant to the First Priority Agreement, (iii) all Hedging and Cash Management Obligations of any Loan Party and (iv) all reasonable and customary fees, expenses and other amounts payable from time to time pursuant to the First Priority Documents as determined by the First Priority Representative in its discretion taking into account market and economic conditions the time such fees, expenses and other amounts are incurred, in each case whether or not allowed or allowable in an Insolvency Proceeding; provided that the First Priority Obligations shall not be in an amount in excess of the Maximum First Priority Obligations Amount. To the extent any payment with respect to any First Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any Second Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.
     “First Priority Obligations Payment Date” means the first date on which (i) the First Priority Obligations (other than those that constitute Unasserted Contingent Obligations) have been indefeasibly paid in cash in full (or cash collateralized or defeased in accordance with the terms of the First Priority Documents), (ii) all commitments to extend credit under the First Priority Documents have been terminated and (iii) there are no outstanding letters of credit or similar instruments issued under the First Priority Documents (other than such as have been cash collateralized or defeased in accordance with the terms of the First Priority Documents). Upon the written request by the Second Priority Representative and/or the Borrower, the First Priority Representative shall promptly deliver a written notice to the Second Priority Representative stating that (to the extent such events have occurred) the events described in clauses(i), (ii) and (iii) have occurred to the satisfaction of the First Priority Secured Parties.
     “First Priority Representative” has the meaning set forth in the introductory paragraph hereof.
     “First Priority Required Lenders” means the “Required Lenders” as defined in the First Priority Agreement.
     “First Priority Secured Parties” means the holders of the First Priority Obligations.

     “First Priority Security Documents” means the “Collateral Documents” as defined in the First Priority Agreement, and any other documents that are designated under the First Priority Agreement as “First Priority Security Documents” for purposes of this Agreement.
     “GSMP” means GSMP V Onshore US, Ltd., GSMP V Offshore US, Ltd. and GSMP V Institutional US, Ltd.
     “Guarantors” has the meaning set forth in the First Priority Agreement.
     “Hedging and Cash Management Obligations” means, with respect to any Loan Party, any (i) Secured Hedge Obligations and (ii) any Secured Cash Management Obligations, each as defined in the First Priority Agreement.
     “Holdco” has the meaning set forth in the first WHEREAS clause of this Agreement.
     “Insolvency Proceeding” means any proceeding in respect of bankruptcy, liquidation, reorganization, insolvency, winding up, receivership, dissolution or assignment for the benefit of creditors, in each of the foregoing events whether under the Bankruptcy Code or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.
     “Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the State of New York or at a place of payment are authorized bylaw, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
     “Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, encumbrance or preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease (as defined in the First Priority Agreement) or other title retention agreement). For the purposes hereof, none of the following shall be deemed to be Liens: (i) setoff rights or statutory liens arising in the ordinary course of business, (ii) restrictive contractual obligations with respect to assets comprising the Payment Instruments Funding Amounts or Payment Service Obligations (as defined in the First Priority Agreement); provided that such contractual obligations are no more restrictive in nature than those in effect on the Effective Date, (iii) Liens purported to be created under Repurchase Agreements (as defined in the First Priority Agreement); provided that such Liens do not extend to any assets other than those that are the subject of such Repurchase Agreements, (iv) ordinary course of business contractual obligations with clearing banks relative to clearing accounts or (v) operating leases.
     “Loan Party” means the Borrower, each of the Guarantors and any other Person (other than the First Priority Representative and the Second Priority Representative) that has executed or may from time to time execute a First Priority Security Document and a Second Priority Security Document.

     “Maximum First Priority Obligations Amount” means the sum of (a) $675 million plus the principal amount of incremental loans (not to exceed $175 million) made to the Borrower under the First Priority Agreement to the extent the proceeds of such incremental loans were used to effect an optional redemption of the Notes (as defined in the Existing Second Priority Agreement), plus (b)(i) all Hedging and Cash Management Obligations of the Loan Parties and (ii) all interest, fees, expenses and other amounts payable from time to time pursuant to the First Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding.
     “Person” means any person, individual, sole proprietorship, partnership, joint venture, corporation, limited liability company, unincorporated organization, association, institution, entity, party, including any government and any political subdivision, agency or instrumentality thereof.
     “Post-Petition Interest” means any interest or entitlement to fees or expenses that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable in any such Insolvency Proceeding.
     “Required Holder” has the meaning set forth in the Existing Second Priority Agreement.
     “Second Priority Agreement” means (i) the Existing Second Priority Agreement, as amended, supplemented, restated, amended and restated or otherwise modified from time to time in accordance with Section 6(c), and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture, or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend, replace, refinance or refund in whole or in part the indebtedness and other obligations outstanding under the Existing Second Priority Agreement or other agreement or instrument referred to in this clause (ii) in accordance with Section 6.01(c), unless such agreement or instrument expressly provides that it is not intended to be and is not a Second Priority Agreement hereunder. Any reference to the Second Priority Agreement hereunder shall be deemed a reference to any Second Priority Agreement then extant.
     “Second Priority Collateral” means all assets, whether now owned or hereafter acquired by the Borrower or any other Loan Party, in which a Lien is granted or purported to be granted to any Second Priority Secured Party as security for any Second Priority Obligation.
     “Second Priority Documents” means each Second Priority Agreement and each Second Priority Security Document.
     “Second Priority Enforcement Date” means the date which is 180 days after the First Priority Representative’s receipt of written notice from the Second Priority Representative of the occurrence of an Event of Default (under and as defined in the Second Priority Agreement); provided that the Second Priority Enforcement Date shall be stayed and deemed not to have occurred for so long as (i) the First Priority Representative has commenced and is diligently pursuing an Enforcement Action against, or diligently attempting to vacate any stay of enforcement of their Liens on, all or a material portion of the Common Collateral, (ii) the Event of Default referenced in the written notice from the Second Priority Representative is waived or (iii) an Insolvency Proceeding is commenced by or against the Borrower; provided that the foregoing clause (iii) shall not prohibit the filing of an involuntary proceeding under the Bankruptcy Code by a Second Priority Secured Party to the extent otherwise permitted pursuant to Sections 3.01 and 3.07.
     “Second Priority Holders” means the “Holders” as defined in the Second Priority Agreement, or any Persons that are designated under the Second Priority Agreement as the “Second Priority Holders” for purposes of this Agreement.
     “Second Priority Lien” means any Lien created by the Second Priority Security Documents.
     “Second Priority Obligations” means (i) all principal of and interest (including without limitation any Post-Petition Interest) and premium (if any) on all indebtedness under the Second Priority Agreement, and (ii) all fees, expenses and other amounts payable from time to time pursuant to the Second Priority Documents, in each case whether or not allowed or allowable in an Insolvency Proceeding. To the extent any payment with respect to any Second Priority Obligation (whether by or on behalf of any Loan Party, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to a debtor in possession, any First Priority Secured Party, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Priority Secured Parties and the Second Priority Secured Parties, be deemed to be reinstated and outstanding as if such payment had not occurred.
     “Second Priority Representative” has the meaning set forth in the introductory paragraph hereof.
     “Second Priority Secured Party” means the Second Priority Representative and any Second Priority Holders.
     “Second Priority Security Documents” means the “Security Documents” as defined in the Second Priority Agreement and any documents that are designated under the Second Priority Agreement as “Second Priority Security Documents” for purposes of this Agreement.
     “Secured Parties” means the First Priority Secured Parties and the Second Priority Secured Parties.
     “Unasserted Contingent Obligations” shall mean, at any time, First Priority Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities (excluding (i) the principal of, and interest and premium (if any) on, and fees and expenses relating to, any First Priority Obligation and (ii) contingent reimbursement obligations in respect of amounts that may be drawn under outstanding letters of credit) in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment (whether oral or written) has been made (and, in the case of First Priority Obligations for indemnification, no notice for indemnification has been issued by the indemnitee) at such time.
     “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.

     Section 1.02. Rules of Construction.
     Unless the context otherwise requires:
          (i) a term has the meaning assigned to it;
          (ii) an accounting term not otherwise defined has the meaning assigned to it, and shall be construed, in accordance with GAAP;
          (iii) “or” is not exclusive;
          (iv) words in the singular include the plural, and in the plural include the singular;
          (v) “will” shall be interpreted to express a command;
          (vi) the word “including” means “including without limitation”;
          (vii) any reference to any Person shall be construed to include such Person’s successors and permitted assigns; and
      (viii) for purposes of computation of periods of time hereunder, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”
ARTICLE 2
Lien Priorities
     Section 2.01. Subordination of Liens. (a) Any and all Liens now existing or hereafter created or arising in favor of any Second Priority Secured Party securing the Second Priority Obligations, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise are expressly junior in priority, operation and effect to any and all Liens now existing or hereafter created or arising in favor of the First Priority Secured Parties securing the First Priority Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party may now or hereafter be a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any applicable law or any First Priority Document or Second Priority Document or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Priority Secured Party securing any of the First Priority Obligations are (x) subordinated to any Lien securing any obligation of any Loan Party other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed.
     (b) No First Priority Secured Party or Second Priority Secured Party shall object to or contest, or support any other Person in contesting or objecting to, in any proceeding (including without limitation, any Insolvency Proceeding), the validity, extent, perfection, priority or enforceability of any security interest in the Common Collateral granted to the other. Notwithstanding any failure by any First Priority Secured Party or Second Priority Secured Party to perfect its security interests in the Common Collateral or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the security interests in the Common Collateral granted to the First Priority Secured Parties or the Second Priority Secured Parties, the priority and rights as between the First Priority Secured Parties and the Second Priority Secured Parties with respect to the Common Collateral shall be as set forth herein.
     Section 2.02. No Payment Subordination. The subordination of all Liens on the Common Collateral securing the Second Priority Obligations to all Liens on the Common Collateral securing any First Priority Obligations is with respect to only the priority of the Liens held by or on behalf of the First Priority Secured Parties and shall not constitute a subordination of the Second Priority Obligations to the First Priority Obligations. Except as provided in Sections 2.01, 4.01 and 5.05, nothing contained in this Agreement is intended to subordinate any debt claim by a Second Priority Secured Party to a debt claim by a First Priority Secured Party. All debt claims of the First Priority Secured Parties and Second Priority Secured Parties are intended to be pari passu.
     Section 2.03. Nature of First Priority Obligations. The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties acknowledges that a portion of the First Priority Obligations are revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the First Priority Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the First Priority Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the Second Priority Secured Parties and without affecting the provisions hereof. The lien priorities provided in Section 2.01 shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the First Priority Obligations or the Second Priority Obligations, or any portion thereof.
     Section 2.04. Agreements Regarding Actions to Perfect Liens. (a) The Second Priority Representative on behalf of itself and the other Second Priority Secured Parties agrees that UCC-1 financing statements, patent, trademark or copyright filings or other filings or recordings filed or recorded by or on behalf of the Second Priority Representative shall be in form reasonably satisfactory to the First Priority Representative.
     (b) The Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that all mortgages, deeds of trust, deeds and similar instruments (collectively, “mortgages”) now or thereafter filed, or acquired by operation of law or by assignment against real property in favor of or for the benefit of the Second Priority Representative shall be in form reasonably satisfactory to the First Priority Representative and shall contain the following notation: “The lien created by this mortgage on the property described herein is junior and subordinate to the lien on such property created by any mortgage, deed of trust or similar instrument now or hereafter granted to Bank of America, N.A., and its successors and assigns, in such property, in accordance with the provisions of the Intercreditor Agreement dated as of [      ], 2011 among Bank of America, N.A., as Collateral Agent; Deutsche Bank Trust Company

Americas, as Trustee and Collateral Agent; and MoneyGram Payment Systems Worldwide, Inc., as amended from time to time.”
     (c) The First Priority Representative hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or “control” (as defined in the Uniform Commercial Code) over Common Collateral pursuant to the First Priority Documents, such possession or control is also for the benefit of the Second Priority Representative and the other Second Priority Secured Parties solely to the extent required to perfect their security interest in such Common Collateral. Nothing in the preceding sentence shall be construed to impose any duty on the First Priority Representative (or any third party acting on its behalf) with respect to such Common Collateral or provide the Second Priority Representative or any other Second Priority Secured Party with any rights with respect to such Common Collateral beyond those specified in this Agreement and the Second Priority Security Documents, provided that subsequent to the occurrence of the First Priority Obligations Payment Date, the First Priority Representative shall (x) deliver to the Second Priority Representative, at the Borrower’s sole reasonable cost and expense, the Common Collateral in its possession or control together with any necessary endorsements to the extent required by the Second Priority Documents or (y) direct and deliver such Common Collateral as a court of competent jurisdiction otherwise directs, and provided further that the provisions of this Agreement are intended solely to govern the respective Lien priorities as between the First Priority Secured Parties and the Second Priority Secured Parties and shall not impose on the First Priority Secured Parties any obligations in respect of the disposition of any Common Collateral (or any proceeds thereof) that would conflict with prior perfected Liens or any claims thereon in favor of any other Person that is not a Secured Party.
     Section 2.05. Similar Liens and Agreements. The parties hereto agree that it is their intention that the First Priority Collateral and the Second Priority Collateral shall be identical. In furtherance of the foregoing, the parties hereto agree, subject to the other provisions of this Agreement:
     (a) upon request by the First Priority Representative or the Second Priority Representative, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the First Priority Collateral and the Second Priority Collateral and the steps taken to perfect their respective Liens and the identity of the respective parties obligated under the First Priority Documents and the Second Priority Documents; and
     (b) that the documents and agreements creating or evidencing the First Priority Collateral and the Second Priority Collateral and guarantees for the First Priority Obligations and the Second Priority Obligations shall be in all material respects the same forms of documents other than (i) with respect to the first priority and the second priority nature of the security interests created thereunder and (ii) as provided in Section 2.06.
     (c) So long as the First Priority Obligations Payment Date has not occurred, if any Second Priority Secured Party shall acquire or hold any new Lien on any assets of any Loan Party securing any Second Priority Obligation which assets are not also subject to the first-priority Lien of the First Priority Representative under the First Priority Documents, then the Second Priority Representative, will, without the need for any further consent of any other Second Priority Secured Party, notwithstanding anything to the contrary in any other Second Priority Document, hold such Lien for the benefit of the First Lien Representative. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the First Priority Secured Parties, the Second Priority Representative and the other Second Priority Secured Parties agree that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.05(c) shall be subject to Section 4.01.
     Section 2.06. Bailee for Perfection. (a) The First Priority Representative agrees to hold that part of the Common Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the Uniform Commercial Code or other applicable law as collateral agent for the First Priority Secured Parties and as bailee for the Second Priority Representative (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code) and any assignee solely for the purpose of perfecting the security interest granted under the First Priority Documents and the Second Priority Documents, respectively, subject to the terms and conditions of this Section 2.06. Solely with respect to any deposit accounts under the control (within the meaning of Section 9-104 of the UCC) of the First Priority Representative, the First Priority Representative agrees to also hold control over such deposit accounts as agent for the Second Priority Representative.
     (b) The First Priority Representative shall have no obligation whatsoever to the First Priority Secured Parties, the Second Priority Representative or any Second Priority Secured Party to ensure that the Common Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 2.06. The duties or responsibilities of the First Priority Representative under this Section 2.06 shall be limited solely to holding the Common Collateral as agent and bailee in accordance with this Section 2.06 and delivering the Common Collateral upon a discharge of First Priority Obligations as provided in paragraph (d) below.
     (c) The First Priority Representative acting pursuant to this Section 2.06 shall not have by reason of the First Priority Security Documents, the Second Priority Security Documents, this Agreement or any other document a fiduciary relationship in respect of the First Priority Secured Parties, the Second Priority Representative or any Second Priority Secured Party.
     (d) Upon the discharge of First Priority Obligations under the First Priority Documents to which the First Priority Representative is a party, the First Priority Representative shall promptly deliver, at Borrower’s sole reasonable cost and expense, the remaining Common Collateral (if any) in its possession or control together with any necessary endorsements, first, to the Second Priority Representative to the extent Second Priority Obligations remain outstanding, and second, to the Borrower to the extent no First Priority Obligations or Second Priority Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Common Collateral). Upon such discharge of First Priority Obligations, the First Priority Representative further agrees to take all other action reasonably requested by the Second Priority Representative in connection with the Second Priority Representative obtaining a first priority interest in the Common Collateral or as a court of competent jurisdiction may otherwise direct.

ARTICLE 3
Enforcement Rights
     Section 3.01. Exclusive Enforcement. (a) Until the First Priority Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Loan Party, the First Priority Secured Parties shall have the exclusive right to take and continue any Enforcement Action with respect to the Common Collateral, without any consultation with or consent of any Second Priority Secured Party. Upon the occurrence and during the continuance of a default or an event of default under the First Priority Documents, the First Priority Representative and the other First Priority Secured Parties may take and continue any Enforcement Action with respect to the First Priority Obligations and the Common Collateral in such order and manner as they may determine in their sole discretion subject only to any express limitation on taking such Enforcement Action contained in the First Priority Documents. Except as specifically provided in this Section 3.01 or 3.07 below, notwithstanding any rights or remedies available to a Second Priority Secured Party under any of the Second Priority Security Documents, applicable law or otherwise, no Second Priority Secured Party shall, directly or indirectly, take any Enforcement Action; provided that, upon the occurrence and continuance of the Second Priority Enforcement Date the Second Priority Secured Parties may take any Enforcement Action subject to the other terms of this Agreement;
     (b) The First Priority Representative shall respond to all reasonable written requests from the Second Priority Representative to provide written statements as to the status of any Enforcement Action taken by the First Priority Representative. The Second Priority Representative shall respond to all reasonable written requests from the First Priority Representative to provide written statements as to the status of any Enforcement Action taken by the Second Priority Representative. Notwithstanding the occurrence and continuance of the Second Priority Enforcement Date, in no event shall any Second Priority Secured Parties commence or continue any Enforcement Action if an Insolvency Proceeding has been commenced by or against any Loan Party and is continuing; provided that the foregoing shall not prohibit the filing of an involuntary proceeding under the Bankruptcy Code by a Second Priority Secured Party to the extent otherwise permitted pursuant to Sections 3.01 and 3.07;
     (c) The Second Priority Representative hereby acknowledges and agrees that the rights and remedies of the First Priority Representative and First Priority Secured Parties under the First Priority Documents are independent rights and remedies and that no covenant, agreement or restriction contained in the Second Priority Security Documents or any other Second Priority Document (other than this Agreement) shall be deemed to restrict the manner in which the First Priority Representative and any of the First Priority Secured Parties exercise (or elect not to exercise) such rights and remedies, it being understood that notwithstanding the foregoing, the Second Priority Representative and the Second Priority Secured Parties shall, except as expressly provided in this Agreement, have the right to enforce their rights and remedies under the Second Priority Documents, and the First Priority Representative hereby acknowledges and agrees that the rights and remedies of the Second Priority Representative and the Second Priority Secured Parties under the Second Priority Documents are independent rights and remedies and that no covenant, agreement or restriction contained in the First Priority Security Documents or the other First Priority Documents (other than this Agreement) shall be deemed to restrict the manner in which the Second Priority Representative and any of the Second Priority Secured Parties exercise (or elect not to exercise) such rights and remedies, it is understood that notwithstanding the foregoing, the First Priority Representative and the First Priority Secured Parties shall have the right to enforce their rights and remedies under the First Priority Documents.
     (d) Nothing in this Agreement shall be construed to in any way limit or impair the right of any First Priority Secured Party or any Second Priority Secured Party to join (but not control) any Enforcement Action initiated by any other person against the Common Collateral, so long as it does not delay or interfere in any material respect with the exercise by such other person of its rights as provided in this Agreement. The foregoing shall not be construed as limiting or otherwise impairing the right of the First Priority Representative to control any Enforcement Action.
     Section 3.02. Standstill and Waivers. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that, until the First Priority Obligations Payment Date has occurred, subject to the proviso set forth in Section 5.01:
     (i) they will not take or cause to be taken any action, the purpose or effect of which is to make any Lien in respect of any Second Priority Obligation pari passu with or senior to, or to give any Second Priority Secured Party any preference or priority relative to, the Liens with respect to the First Priority Obligations or the First Priority Secured Parties with respect to any of the Common Collateral;
     (ii) subject to Section 4.02, they will not oppose, object to, interfere with, hinder or delay, in any manner, whether by judicial proceedings (including without limitation the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Common Collateral by the First Priority Representative or any other First Priority Secured Party or any other Enforcement Action taken by or on behalf of the First Priority Representative or any other First Priority Secured Party;
     (iii) they have no right to (x) direct either the First Priority Representative or any other First Priority Secured Party to exercise any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Documents or (y) consent or object to the exercise by the First Priority Representative or any other First Priority Secured Party of any right, remedy or power with respect to the Common Collateral or pursuant to the First Priority Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (iii), whether as a junior lien creditor or otherwise, they hereby irrevocably waive such right);
     (iv) they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against either First Priority Representative or any other First Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and neither the First Priority Representative nor any other First Priority Secured Party shall be liable for, any action taken or omitted to be taken by the First Priority Representative or any other First Priority Secured Party with respect to the Common Collateral or pursuant to the First Priority Documents;

     (v) they will not make any judicial or nonjudicial claim or demand or commence any judicial or nonjudicial proceedings against any Loan Party or any of its subsidiaries or affiliates under or with respect to any Second Priority Security Document seeking payment or damages from or other relief byway of specific performance, instructions or otherwise under or with respect to any Second Priority Security Document except for Enforcement Actions permitted hereby (other than filing a proof of claim) or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, other than filing a proof of claim, any Second Priority Security Document;
     (vi) they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of any Common Collateral, exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Common Collateral or pursuant to the Second Priority Security Documents; and
     (vii) they will not seek, and hereby waive any right, to have the Common Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Common Collateral.
     Section 3.03. Judgment Creditors. In the event that any Second Priority Secured Party becomes a judgment lien creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations) to the same extent as all other Liens securing the Second Priority Obligations(created pursuant to the Second Priority Security Documents) subject to this Agreement.
     Section 3.04. Cooperation. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that each of them shall take such actions as the First Priority Representative shall reasonably request in writing in connection with the exercise by the First Priority Secured Parties of their rights set forth herein.
     Section 3.05. No Additional Rights for the Borrower Hereunder. Except as provided in Section 3.06, if any First Priority Secured Party or Second Priority Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Borrower shall not be entitled to use such violation as a defense to any action by any First Priority Secured Party or Second Priority Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any First Priority Secured Party or Second Priority Secured Party.
     Section 3.06. Actions Upon Breach. (a) If any Second Priority Secured Party, contrary to this Agreement, commences or participates in any action or proceeding against the Borrower or the Common Collateral, the Borrower, only with the prior written consent of the First Priority Secured Representative, may interpose as a defense or dilatory plea the making of this Agreement, and any First Priority Secured Party may intervene and interpose such defense or plea in its or their name or in the name of the Borrower.

     (b) Should any Second Priority Secured Party, contrary to this Agreement, in any way take, attempt to or threaten to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fail to take any action required by this Agreement, any First Priority Secured Party (in its or their own name or in the name of the Borrower) or the Borrower, only with the prior written consent of the First Priority Representative, may obtain relief against such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief, it being understood and agreed by the Second Priority Representative on behalf of each Second Priority Secured Party that (i) the First Priority Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party waives any defense that the Borrower and/or the First Priority Secured Parties cannot demonstrate damage and/or be made whole by the awarding of damages.
     Section 3.07. Permitted Actions and Other Agreements. The Second Priority Representative (acting at the written direction of the majority of Second Priority Holders) and/or the Second Priority Secured Parties:
     (a) may, but shall not be obligated to, take any action as they deem necessary (subject to Section 2.01), including to file any proof of claim or other filing or to make any argument or motion, in order to create, perfect or preserve their Lien on all or any portion of the Common Collateral;
     (b) shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Priority Secured Parties, including without limitation any claims secured by the Common Collateral, if any, in each case not in contravention of the express provisions of this Agreement;
     (c) may purchase any Common Collateral at any private or judicial foreclosure sale of such Common Collateral initiated by any Secured Party or at any Section 363 hearing (i) by an all cash bid or (ii) by a credit bid pursuant to Section 363(k) of the Bankruptcy Code if, in addition to such credit bid, such bid includes cash consideration payable to the First Priority Parties equal to the First Priority Obligations;
     (d) shall be entitled to file a claim, proof of claim or statement of interest with respect to the Second Priority Obligations in any Insolvency Proceeding; and
     (e) except as provided in Sections 3.01, 3.02, 5.01, 5.02, 5.05, 5.06 and 5.09, may exercise rights and remedies as unsecured creditors against the Borrower and any other Loan Party, including without limitation filing any pleadings, objection, motions or agreement which assert right or interests of unsecured creditors, excluding, prior to the Second Priority Enforcement Date, the right to file an involuntary proceeding under the Bankruptcy Code, and including the right to file an involuntary proceeding under the Bankruptcy Code after the occurrence of the Second Priority Enforcement Date (unless the Second Priority Enforcement Date is deemed not to have occurred pursuant to the definition thereof).

     Section 3.08. Option to Purchase.
     (a) The First Priority Representative agrees that it will use commercially reasonable efforts to give the Second Priority Representative written notice (the “Enforcement Notice”) at least two Business Days prior to commencing any Enforcement Action with respect to a material portion of the Common Collateral following the acceleration of the First Priority Obligations. Any Second Priority Secured Party constituting not less than the Required Holders(the “Purchasing Parties”) shall have the option to purchase all, but not less than all, of the First Priority Obligations from the First Priority Secured Parties following delivery of irrevocable written notice (the “Purchase Notice”) by the Second Priority Representative on behalf of the Purchasing Parties to the First Priority Representative no later than 25 Business Days after (i) commencement of any Enforcement Action with respect to a material portion of the Common Collateral following the acceleration of the First Priority Obligations or (ii) the commencement of an Insolvency Proceeding by or against the Borrower. If the Second Priority Representative on behalf of the Purchasing Parties so delivers the Purchase Notice, the First Priority Representative shall terminate any existing Enforcement Actions and shall not take any further Enforcement Actions, provided, that the Purchase (as defined below) shall have been consummated on the date specified in the Purchase Notice in accordance with this Section 3.08.
     (b) On the date specified by the Second Priority Representative on behalf of the Purchasing Parties in the Purchase Notice (which shall be a Business Day not less than five Business Days, nor more than 20 Business Days, after receipt by the First Priority Representative of the Purchase Notice), the First Priority Secured Parties shall, subject to any required approval of any court or other governmental authority then in effect, sell to the Purchasing Parties, and the Purchasing Parties shall purchase (the “Purchase”) from the First Priority Secured Parties, the First Priority Obligations; provided, that the First Priority Obligations purchased shall not include any rights of First Priority Secured Parties with respect to indemnification and other obligations of the Loan Parties under the First Priority Documents that are expressly stated to survive the termination of the First Priority Documents (the “Surviving Obligations”).
     (c) Without limiting the obligations of the Loan Parties under the First Priority Documents to the First Priority Secured Parties with respect to the Surviving Obligations (which shall not be transferred in connection with the Purchase), on the date of the Purchase, the Purchasing Parties shall pay to the First Priority Secured Parties as the purchase price (the “Purchase Price”) therefor the full amount of all First Priority Obligations then outstanding and unpaid (including principal, interest, fees, premiums, breakage costs, attorneys’ fees and expenses), and, in the case of any Hedging and Cash Management Obligations, the amount that would be payable by the relevant Loan Party thereunder if it were to terminate the Hedging or Cash Management Obligation on the date of the Purchase or, if not terminated, an amount determined by the relevant First Priority Secured Party to be necessary to collateralize its credit risk arising out of such Hedging and Cash Management Obligations, (i) furnish cash collateral (the “Cash Collateral”) to the First Priority Secured Parties in such amounts as the relevant First Priority Secured Parties determine is reasonably necessary to secure such First Priority Secured Parties in connection with any outstanding letters of credit (not to exceed 105% of the aggregate undrawn face amount of such letters of credit), (ii) agree to reimburse the First Priority Secured Parties for any loss, cost, damage or expense (including attorneys’ fees and expenses) in connection with any fees, costs or expenses related to any checks or other payments provisionally credited to the First Priority Obligations and/or as to which the First Priority Secured Parties have not yet received final payment and (iii) agree, after written request from the First Priority Representative, to reimburse the First Priority Secured Parties in respect of indemnification obligations of the Loan Parties under the First Priority Documents as to matters or circumstances known to the Purchasing Parties at the time of the Purchase which could reasonably be expected to result in any loss, cost, damage or expense to any of the First Priority Secured Parties, provided that, in no event shall any Purchasing Party have any liability for such amounts in excess of proceeds of Common Collateral received by the Purchasing Parties.
     (d) The Purchase Price and Cash Collateral shall be remitted by wire transfer in immediately available funds to such account of the First Priority Representative as it shall designate to the Purchasing Parties. The First Priority Representative shall, promptly following its receipt thereof, distribute the amounts received by it in respect of the Purchase Price to the First Priority Secured Parties in accordance with the First Priority Agreement. Interest shall be calculated to but excluding the day on which the Purchase occurs if the amounts so paid by the Purchasing Parties to the account designated by the First Priority Representative are received in such account prior to 12:00 Noon, New York City time, and interest shall be calculated to and including such day if the amounts so paid by the Purchasing Parties to the account designated by the First Priority Representative are received in such account later than 12:00 Noon, New York City time.
     (e) The Purchase shall be made without representation or warranty of any kind by the First Priority Secured Parties as to the First Priority Obligations, the Common Collateral or otherwise and without recourse to the First Priority Secured Parties, except that the First Priority Secured Parties shall represent and warrant: (i) the amount of the First Priority Obligations being purchased, (ii) that the First Priority Secured Parties own the First Priority Obligations free and clear of any liens or encumbrances and (iii) that the First Priority Secured Parties have the right to assign the First Priority Obligations and the assignment is duly authorized.
     Section 3.09. Obligations Following Discharge of First Priority Obligations. Following the First Priority Obligations Payment Date, the First Priority Representative, on behalf of itself and the First Priority Secured Parties, agrees that it will not take any action that would hinder any exercise of remedies undertaken by the Second Priority Representative and the Second Priority Secured Parties, or any of them, under the Second Priority Documents, including any public or private sale, lease, exchange, transfer, or other disposition of the Common Collateral, whether by foreclosure or otherwise. Following the First Priority Obligations Payment Date, the First Priority Representative, on behalf of itself and the First Priority Secured Parties, hereby waives any and all rights it may have as a lien creditor or otherwise to contest, protest, object to, interfere with the manner in which the Second Priority Representative or any of the Second Priority Secured Parties seeks to enforce the Liens in any portion of the Common Collateral (it being understood and agreed that the terms of this Agreement shall govern with respect to the Common Collateral even if any portion of the Liens securing the Second Priority Obligations are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise). If the First Priority Obligations Payment Date has occurred, whether or not any Insolvency Proceeding has been commenced by or against the Borrower or any other Loan Party, any Common Collateral or proceeds thereof received by the First Priority Representative or any First Priority Secured Parties in contravention of this Agreement shall be segregated and held in trust and forthwith paid over to the Second Priority Representative for the benefit of the Second Priority Secured Parties in the same form as received, with any necessary or reasonably requested endorsements or as a court of competent jurisdiction may otherwise direct.
ARTICLE 4
Application of Proceeds of Common Collateral; Dispositions and Releases of
Common Collateral; Inspection and Insurance
     Section 4.01. Application of Proceeds; Turnover Provisions. All proceeds of Common Collateral (including without limitation any interest earned thereon)resulting from the sale, collection or other disposition of Common Collateral in connection with or resulting from any Enforcement Action, and whether or not pursuant to an Insolvency Proceeding, shall be distributed as follows: first to the First Priority Representative for application to the First Priority Obligations in accordance with the terms of the First Priority Documents, until the First Priority Obligations Payment Date has occurred and thereafter, to the Second Priority Representative for application in accordance with the Second Priority Documents. Until the occurrence of the First Priority Obligations Payment Date, any Common Collateral, including without limitation any such Common Collateral constituting proceeds, that may be received by any Second Priority Secured Party in violation of this Agreement shall be segregated and held in trust and promptly paid over to the First Priority Representative, for the benefit of the First Priority Secured Parties, in the same form as received, with any necessary endorsements, and each Second Priority Secured Party hereby authorizes the First Priority Representative to make any such endorsements as agent for the Second Priority Representative(which authorization, being coupled with an interest, is irrevocable).
     Section 4.02. Releases of Second Priority Lien. (a) Upon any release, sale or disposition of Common Collateral that results in the release of the First Priority Lien on any Common Collateral and (i) is permitted pursuant to the terms of the Second Priority Documents, (ii) results from any Enforcement Action taken by the First Priority Secured Parties or (iii) occurs pursuant to a sale under Section 363 of the Bankruptcy Code, the Second Priority Lien on such Common Collateral (excluding any portion of the proceeds of such Common Collateral remaining after the First Priority Obligations Payment Date occurs) shall be automatically and unconditionally released with no further consent or action of any Person.
     (b) The Second Priority Representative shall promptly execute and deliver such release documents and instruments and shall take such farther actions, at the expense of the Borrower, as the First Priority Representative shall reasonably request in writing to evidence any release of the Second Priority Lien described in paragraph (a). The Second Priority Representative hereby appoints the First Priority Representative and any officer or duly authorized person of the First Priority Representative, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power of attorney in the place and stead of the Second Priority Representative and in the name of the Second Priority Representative or in the First Priority Representative’s own name, from time to time, in the First Priority Representative’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including, without limitation, any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).
     Section 4.03. Inspection Rights and Insurance. (a) Subject to Section 4.02 and any express limitations contained in the First Priority Documents, any First Priority Secured Party and its representatives and invitees may at any time inspect, repossess, remove and otherwise deal with the Common Collateral, and the First Priority Representative may advertise and conduct public auctions or private sales of the Common Collateral, in each case without notice to, the involvement of or interference by any Second Priority Secured Party or liability to any Second Priority Secured Party.
     (b) Until the First Priority Obligations Payment Date has occurred, the First Priority Representative will have the sole and exclusive right (i) to adjust or settle any insurance policy or claim covering the Common Collateral in the event of any loss thereunder and (ii) to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral.
ARTICLE 5
Insolvency Proceedings
     Section 5.01. Filing of Motions. Except as provided in Section 5.04, solely with respect to seeking adequate protection, until the First Priority Obligations Payment Date has occurred, the Second Priority Representative agrees on behalf of itself and the other Second Priority Secured Parties that no Second Priority Secured Party shall, in or in connection with any Insolvency Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of any of the Common Collateral, including, without limitation, with respect to the determination of any Liens or claims held by the First Priority Representative (including the validity and enforceability thereof) or any other First Priority Secured Party or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Second Priority Representative may file a proof of claim in an Insolvency Proceeding, subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Second Priority Representative imposed hereby.
     Section 5.02. Financing Matters. If any Loan Party becomes subject to any Insolvency Proceeding, and if the First Priority Representative or the First Priority Secured Parties desire to consent (or not object) to the use of cash collateral under the Bankruptcy Code or to provide financing to any Loan Party under the Bankruptcy Code (including, without limitation, financing including a priming Lien under Section 364(d) of the Bankruptcy Code) or to consent (or not object) to the provision of such financing to any Loan Party by any third party (“DIP Financing”), then the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that each Second Priority Secured Party (i) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such cash collateral or to such DIP Financing, (ii) will not request or accept adequate protection or any other relief in connection with the use of such cash collateral or such DIP Financing except as set forth in paragraph 5.04 below, (iii) will subordinate (and will be deemed hereunder to have subordinated) the Second Priority Liens (x) to such DIP Financing on the same terms as the First Priority Liens are subordinated thereto(and such subordination will not alter in any manner the terms of this Agreement), (y) to any adequate protection provided to the First Priority Secured Parties and (z) to any “carve-out” agreed to by the First Priority Representative or the First Priority Secured Parties, and (iv) agrees that notice received two (2) calendar days prior to the entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice; provided, however that the Second Priority Second Parties may object to a DIP Financing (i) on the basis that they are not receiving adequate protection permitted under paragraph 5.04 below, (ii) to the extent the outstanding principal amount of the DIP Financing and the principal amount of the other First Priority Obligations exceed the Maximum First Priority Obligations Amount or (iii) if they do not retain a Lien on the Common Collateral or the proceeds thereof at the same priority as existed prior to the commencement of such Insolvency Proceeding subject to any priming Lien in such DIP Financing and the priority of the First Priority Liens provided hereunder. No Second Priority Secured Party shall propose or support any third party who proposes any DIP Financing without the express written consent of the First Priority Representative, which consent may be withheld in the sole discretion of the First Priority Representative.
     Section 5.03. Relief From the Automatic Stay. The Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Common Collateral, without the prior written consent of the First Priority Representative.
     Section 5.04. Adequate Protection. The Second Priority Representative, on behalf of itself and the other Second Priority Secured Parties, agrees that none of them shall object, contest, or support any other Person objecting to or contesting, (i) any request by the First Priority Representative or the First Priority Secured Parties for adequate protection or (ii) any objection by the First Priority Representative or any other First Priority Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts to the First Priority Representative or any other First Priority Secured Party under Section 506(b) or 506(c) of the Bankruptcy Code or otherwise. Notwithstanding anything contained in this Section and in Section 5.02, in any Insolvency Proceeding, (x) if the First Priority Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral or superpriority claims in connection with any DIP Financing or use of cash collateral, and the First Priority Secured Parties do not object to the adequate protection being provided to them, then the Second Priority Representative, on behalf of itself and any of the Second Priority Secured Parties, may seek or accept adequate protection solely in the form of (A) a replacement Lien on such additional collateral, subordinated to the Liens securing the First Priority Obligations and such DIP Financing on the same basis as the other Liens securing the Second Priority Obligations are so subordinated to the First Priority Obligations under this Agreement, (B) accrual (but not current payment) of interest on the Second Priority Secured Obligations, and (C) payment of reasonable professional fees and expenses of the Second Priority Representative, and (y) in the event the Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the Second

Priority Representative, on behalf of itself or any of the Second Priority Secured Parties, agrees that the First Priority Representative shall also be granted a senior Lien on such additional collateral as security for the First Priority Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Obligations shall be subordinated to the Liens on such collateral securing the First Priority Obligations and any such DIP Financing (and all obligations relating thereto) and any other Liens granted to the First Priority Secured Parties as adequate protection, with such subordination to be on the same terms that the other Liens securing the Second Priority Obligations are subordinated to such First Priority Obligations under this Agreement.
     Section 5.05. Avoidance Issues. If any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the estate of any Loan Party, because such amount was avoided or ordered to be paid or disgorged for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then the First Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Priority Obligations Payment Date shall be deemed not to have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. The Second Priority Secured Parties agree that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.
     Section 5.06. Asset Dispositions in an Insolvency Proceeding. Neither the Second Priority Representative nor any other Second Priority Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or disposition of any assets of any Loan Party that is supported by the First Priority Required Lenders, and the Second Priority Representative and each other Second Priority Required Lenders will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the First Priority Secured Parties and to have released their Liens in such assets.
     Section 5.07. Separate Grants of Security and Separate Classification. Each Second Priority Secured Party acknowledges and agrees that (i) the grants of Liens pursuant to the First Priority Security Documents and the Second Priority Security Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Common Collateral, the Second Priority Obligations are fundamentally different from the First Priority Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the First Priority Secured Parties and Second Priority Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the Second Priority Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of senior and junior secured claims against the Loan Parties in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the First Priority Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of Post-Petition Interest before any distribution is made in respect of the claims held by the Second Priority Secured Parties, with the Second Priority Secured Parties hereby acknowledging and agreeing to turn over to the First Priority Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties).
     Section 5.08. No Waivers of Rights of First Priority Secured Parties. Subject to Section 2.01(b), nothing contained herein shall prohibit or in any way limit the First Priority Representative or any other First Priority Secured Party from objecting in any Insolvency Proceeding or otherwise to any action taken by any Second Priority Secured Party, including the seeking by any Second Priority Secured Party of adequate protection or the asserting by any Second Priority Secured Party of any of its rights and remedies under the Second Priority Documents or otherwise.
     Section 5.09. Plans of Reorganization. The Second Priority Secured Parties may propose, vote on, file and prosecute, object to, and make other filings with regard to, any plan of reorganization, unless such action would directly or indirectly result in a violation of this Agreement, whether directly by any Second Priority Secured Party or as a result of confirmation of such plan.
     Section 5.10. Other Matters. To the extent that the Second Priority Representative or any Second Priority Secured Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Common Collateral, the Second Priority Representative agrees, on behalf of itself and the other Second Priority Secured Parties not to assert any of such rights without the prior written consent of the First Priority Representative; provided that if requested in writing by the First Priority Representative, the Second Priority Representative shall timely exercise such rights in the manner requested by the First Priority Representative, including any rights to payments in respect of such rights.
     Section 5.11. Effectiveness in Insolvency Proceedings. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code, shall be effective before, during and after the commencement of an Insolvency Proceeding. All references in this Agreement to any Loan Party shall include such Loan Party as a debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.
ARTICLE 6
Second Priority Documents and First Priority Documents
     Section 6.01. Second Priority Documents and First Priority Documents. (a) Each Loan Party and the Second Priority Representative, on behalf of itself and the

Second Priority Secured Parties, agrees that it shall not at anytime execute or deliver any amendment or other modification to any of the Second Priority Documents inconsistent with or in violation of this Agreement.
     (b) The First Priority Obligations may be amended, waived, increased, extended, renewed, replaced, refinanced or secured with additional collateral (provided that both the First Priority Liens and the Second Priority Liens shall attach to such additional collateral) without affecting the lien priorities of the First Priority Liens and the Second Priority Liens, subject to the covenants in the First Priority Documents and the Second Priority Documents; provided that no such amendment, waiver, increase, extension, renewal, replacement or refinancing shall increase the principal amount of the First Priority Obligations to an amount in excess of the Maximum First Priority Obligations Amount.
     (c) Until the First Priority Obligations Payment Date has occurred, and notwithstanding anything to the contrary contained in the Second Priority Documents, the Second Priority Secured Parties shall not, without the prior written consent of the First Priority Representative, agree to any amendment, restatement, modification, supplement, substitution, renewal or replacement of or to any or all of the Second Priority Documents to (i) shorten the maturity of the Second Priority Obligations to be sooner than 91 days following the scheduled maturity date of the First Priority Obligations under the Existing First Priority Agreement or (ii) impose any amortization payments of principal in respect of the Second Priority Obligations and/or add any additional mandatory principal prepayments (or offers to prepay) the Second Priority Obligations, in each case, prior to the scheduled maturity date of the First Priority Obligations under the Existing First Priority Agreement.
ARTICLE 7
Reliance; Waivers; etc.
     Section 7.01. Reliance. The First Priority Documents are deemed to have been executed and delivered, and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, expressly waives all notice of the acceptance of and reliance on this Agreement by the First Priority Secured Parties. The Second Priority Documents are deemed to have been executed and delivered and all extensions of credit thereunder are deemed to have been made or incurred, in reliance upon this Agreement. The First Priority Representative, on behalf of itself and First Priority Secured Parties, expressly waives all notices of the acceptance of and reliance by the Second Priority Representative and the Second Priority Secured Parties.
     Section 7.02. No Warranties or Liability. The Second Priority Representative and the First Priority Representative acknowledge and agree that neither has made any express or implied representation or warranty with respect to the execution, validity, legality, completeness, collectibility or enforceability of any First Priority Document or any Second Priority Document. Except as otherwise provided in this Agreement, the Second Priority Representative and the First Priority Representative will be entitled to manage and supervise their respective extensions of credit to any Loan Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.
     Section 7.03. No Waivers. No right or benefit of any party hereunder shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such party or any other party hereto or by any noncompliance by any Loan Party with the terms and conditions of any of the First Priority Documents or the Second Priority Documents.
ARTICLE 8
Obligations Unconditional
     Section 8.01. First Priority Obligations Unconditional. All rights of the First Priority Representative hereunder, and all agreements and obligations of the Second Priority Representative, the Borrower and the other Loan Parties (to the extent applicable) hereunder, shall remain in full force and effect irrespective of:
     (i) any lack of validity or enforceability of any First Priority Document;
     (ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the First Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any First Priority Document;
     (iii) prior to the First Priority Obligations Payment Date, any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral or any other collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the First Priority Obligations or any guarantee or guaranty thereof; or
     (iv) prior to the First Priority Obligations Payment Date, any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the First Priority Obligations, or of any of the Second Priority Representative, or any Loan Party, to the extent applicable, in respect of this Agreement.
     Section 8.02. Second Priority Obligations Unconditional. All rights and interests of the Second Priority Representative under this Agreement, and all agreements and obligations of the First Priority Representative, the Loan Parties, to the extent applicable, hereunder, shall remain in full force and effect irrespective of:
     (i) any lack of validity or enforceability of any Second Priority Document;
     (ii) any change in the time, place or manner of payment of, or in any other term of, all or any portion of the Second Priority Obligations, or any amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of any Second Priority Document;
     (iii) any exchange, release, voiding, avoidance or non-perfection of any security interest in any Common Collateral, or any release, amendment, waiver or other modification, whether by course of conduct or otherwise, or any refinancing, replacement, refunding or restatement of all or any portion of the Second Priority Obligations or any guarantee or guaranty thereof; or
     (iv) any other circumstances that otherwise might constitute a defense available to, or a discharge of, any Loan Party in respect of the Second Priority Obligations, or of any of the First Priority Representative or any other Loan Party, to the extent applicable, in respect of this Agreement.
ARTICLE 9
Miscellaneous
     Section 9.01. Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any First Priority Document or any Second Priority Document, the provisions of this Agreement shall govern.
     Section 9.02. Continuing Nature of Provisions. This Agreement shall continue to be effective, and shall not be revocable by any party hereto, until the First Priority Obligation Payment Date shall have occurred. This is a continuing agreement and the First Priority Secured Parties and the Second Priority Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, the Borrower or any other Loan Party on the faith hereof.
     Section 9.03. Amendments; Waivers. No amendment or modification of any of the provisions of this Agreement shall be effective unless the same shall be in writing and signed by the First Priority Representative and the Second Priority Representative and, in the case of amendments or modifications of Sections 3.05, 3.06, 3.08, 5.02, 5.04, 6.01, 9.03, 9.05 or 9.06 that directly adversely affect the rights or duties of any Loan Party, such Loan Party.
     Section 9.04. Information Concerning Financial Condition of the Borrower and the Other Loan Parties. Each of the Second Priority Representative and the First Priority Representative hereby assume responsibility for keeping itself informed of the financial condition of the Borrower and each of the other Loan Parties and all other circumstances bearing upon the risk of nonpayment of the First Priority Obligations or the Second Priority Obligations. The Second Priority Representative and the First Priority Representative hereby agree that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event the Second Priority Representative or the First Priority Representative, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, it shall be under no obligation (A) to provide any such information to such other party or any other party on any subsequent occasion, (B) to undertake any investigation not a part of its regular business routine, or (C) to disclose any other information.
     Section 9.05. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF LAW AND EXCEPT TO THE EXTENT THAT REMEDIES PROVIDED BY THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK ARE GOVERNED BY THE LAWS OF SUCH JURISDICTION.
     Section 9.06. Submission to Jurisdiction; Waivers. (a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.
     (b) ALL PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT THEY MAY LEGALLY AND EFFECTIVELY DO SO (X) ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (A) OF THIS SECTION AND (Y) THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING.
     (c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9.07. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
     Section 9.07. Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section) shall be as set forth below each party’s name on the signature pages hereof, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
     Section 9.08. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and each of the First Priority Secured Parties and Second Priority Secured Parties and their respective successors and assigns, and nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral. All references to any Loan Party shall include any Loan Party as debtor-in-possession and any receiver or trustee for such Loan Party in any Insolvency Proceeding.
     Section 9.09. Headings. Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
     Section 9.10. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
     Section 9.11. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall become effective when it shall have been executed by each party hereto.
     Section 9.12. Second Priority Representative Actions. Whenever reference is made in this Agreement to any action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by the Second Priority Representative or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by the Second Priority Representative, it is understood that in all cases the Second Priority Representative shall be fully justified in failing or refusing to take any such action under this Agreement if it shall not have received such advice or concurrence of the Required Holders, as it deems appropriate. This provision is intended solely for the benefit of the Second Priority Representative and its successors and permitted assigns and is not intended to and will not entitle the other parties hereto to any defense, claim or counterclaim, or confer any rights or benefits on any party hereto, or impose any obligation on the First Priority Representative or any of the other First Priority Secured Parties to inquire as to the advice or concurrence of the Required Holders received by the Second Priority Representative prior to relying on the authority of the Second Priority Representative to take any action permitted hereunder.
     Section 9.13. USA Patriot Act. The Borrower acknowledges that in accordance with Section 326 of the USA Patriot Act, Deutsche Bank Trust Company Americas, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The Borrower agrees that it will provide Deutsche Bank Trust Company Americas with such information as it may request in order for Deutsche Bank Trust Company Americas to satisfy the requirements of the USA Patriot Act.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

Bank of America, N.A., as First Priority Representative for and on behalf of the First Priority Secured Parties
By:	/s/ Adam Cady
	Name:	Adam Cady
	Title:	Managing Director

Address for Notices:
Attn: Joan Mok
Telecopy No.:	415-503-5085

With a copy to:
Attn: Anthony Salvador
Telecopy No.:	415-249-5033

[Intercreditor Agreement Signature Page]

Deutsche Bank Trust Company Americas, as Second Priority Representative for and on behalf of the Second Priority Secured Parties
By:	Deutsche Bank National Trust Company

By:	/s/ David Contino
	Name:	David Contino
	Title:	Vice President

By:	/s/ Chris Niesz
	Name:	Chris Niesz
	Title:	Associate

Address for Notices: Deutsche Bank Trust Company Americas Trust & Securities Services 60 Wall Street, MS2710 New York, NY 10005 Attn: Deal Manager — Corporate Team

With a copy to: Deutsche Bank Trust Company Americas c/o Deutsche Bank Trust Company Trust & Securities Services 25 DeForest Avenue, MS SUM 01-0105 Summit, NJ 07901 Attn: Deal Manager — Corporate Team
[Intercreditor Agreement Signature Page]

MONEYGRAM PAYMENT SYSTEMS WORLDWIDE, INC.
By:	/s/ James E. Shields
	Name:	James E. Shields
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to MoneyGram Intercreditor Agreement